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                                                                       Exhibit 5

                      JEFFER, MANGELS, BUTLER & MARMARO LLP
       A Limited Liability Partnership Including Professional Corporations
                                ATTORNEYS at LAW
                                   Tenth Floor
                            2121 Avenue of the Stars
                       Los Angeles, California 90067-5010
                            Telephone (310) 203-8080
                            Facsimile (310) 203-0567


                                 October 1, 1996
                                                                      55776-0009


Omega Environmental, Inc.
P.O. Box 30050
Bothell, Washington 98041-3005


               RE:  OMEGA ENVIRONMENTAL, INC.
               REGISTRATION STATEMENT ON FORM S-3

Ladies and Gentlemen:

     Omega Environmental, Inc., a Delaware corporation (the "Company"), proposes to file a Form S-3 Registration Statement (the "Registration Statement") for the sale of 1,563,500 shares of the Company's Common Stock, $0.0025 par value (the "Shares") by certain selling stockholders of the Company identified in the Registration Statement, including 150,000 shares underlying.

     In rendering the following opinion, we have examined and relied only upon the documents, certificates of officers of the Company as are specifically described below. In our examination, we have assumed the genuineness of all signatures, the authenticity, accuracy and original documents of all documents submitted to us as copies. Our examination was limited to the following documents and no others:

          1. Certificate of Incorporation of the Company, as amended to date, certified by the Delaware Secretary of State on December 17, 1993 and telephonic update on January 31 1995;

          2. By-Laws of the Company, as amended to date, certified by the Secretary of the Company on January 31, 1995;

          3. Various resolutions adopted by the Board of Directors of the Company authorizing the issuance of Shares;

          4. The Registration Statement, together with all amendments thereto, exhibits filed in connection therewith and incorporated therein by reference and form of prospectus contained therein including all documents incorporated therein by reference;

          5. A Certificate from Officers of the Company as to certain factual matters.

     We have not undertaken, nor do we intend to undertake, any independent investigation beyond such documents and records, or to verify the adequacy or accuracy of such documents and records.

     Based on and subject to the foregoing, it is our opinion that the Shares in the hands of the Selling

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Shareholders are legally-issued, fully-paid and nonassessable shares of common stock of the Company. We are not opining as to the ownership of the Shares by the Selling Shareholders.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement; to the filing of this opinion in connection with such filings or applications as may be necessary to register, qualify or establish eligibility for an exemption from registration or qualification of the Shares under the blue sky laws of any state or other jurisdiction although we express no opinion as to state securities laws herein; and to the reference to this Firm in the prospectus under the heading "Legal Opinion." In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.

     The opinions set forth herein are based upon the federal laws of the United States of America, the laws of the State of California and the corporate laws of the State of Delaware all as now in effect. We express no opinion as to whether the laws of any particular jurisdiction apply, and no opinion to the extent that the laws of any jurisdiction other than those identified above are applicable to the subject matter hereof.

     The information set forth herein is as of the date of this letter. We disclaim any undertaking to advise you of changes which may be brought to our attention after the effective date of the Registration Statement.

                              Very truly yours,


                              /s/ JEFFER, MANGELS, BUTLER & MARMARO LLP